Exhibit 1.1

1,350,000 Shares

CyrusOne Inc.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

December 8, 2015

December 8, 2015

Citigroup Global Markets Inc.

388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

CyrusOne Inc., a Maryland corporation (the “Company”), CyrusOne GP, a Maryland statutory trust (the “General Partner”), which is a subsidiary of the Company and the sole general partner of CyrusOne LP, a Maryland limited partnership (the “Operating Partnership”), which is a subsidiary of the Company, and Data Center Investments Holdco LLC (the “Selling Shareholder”), a Delaware limited liability company and subsidiary of Cincinnati Bell Inc., each confirms its agreement with Citigroup Global Markets Inc. (“Citigroup” or the “Underwriter”), with respect to the proposed sale  to the Underwriter of 1,350,000 shares of common stock, $0.01 par value per share, of the Company (the “Shares”) by the Selling Shareholder.  The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sale contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-194770), including a prospectus, on Form S-3, relating to shares of Common Stock, including the Shares, to be issued from time to time by the Company in primary offerings, and to be sold from time to time by the Selling Shareholder and its affiliates in secondary offerings.  The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the related prospectus dated April 4, 2014 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) are hereinafter referred to collectively as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus filed pursuant to Rule 424 of the Securities Act.  If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act,  “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.  The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.        Representations and Warranties.  The Company, the General Partner and the Operating Partnership, jointly and severally, represent and warrant to and agree with the Underwriter that:

(a)                                 (i) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission; and (ii) each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(b)                                 (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter through you expressly for use therein.

(c)                                  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)           Each of the Company and each of its Significant Subsidiaries (“Significant Subsidiary” means any subsidiary that is a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X promulgated by the Commission) as set forth on Schedule II hereto  (i) is either a corporation, a statutory trust, a limited partnership or a limited liability company duly organized, validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization and (ii) has full corporate, trust, limited partnership or limited liability company, as the case may be, power to enter into, execute, deliver, perform, make and consummate, as the case may be, the transactions contemplated by this Agreement.  Each of the Company and each of its Significant Subsidiaries (i) has full corporate, trust, limited partnership or limited liability company, as the case may be, power to own, lease and operate its properties and to conduct the businesses in which they are engaged and (ii) is duly qualified as a foreign corporation, a foreign statutory trust, a foreign limited partnership or a foreign limited liability company, as the case may be, to transact business and is in good standing (if applicable) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify or to have such power and authority could not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect.

“Material Adverse Effect” means (A) a material adverse change in, or a material adverse effect upon, the operations, business, properties, prospects or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole or (B) the material impairment of the ability of any of the Company, the Operating Partnership or the General Partner to consummate the transactions contemplated by this Agreement and to perform its material obligations under any of the documents related thereto.

(e)                                  This Agreement has been duly authorized, executed and delivered by the Company, the General Partner and the Operating Partnership.

(f)                                   (i) The Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the “Partnership Agreement”) has been duly authorized by the Company, the Operating Partnership and the General Partner and is a valid and binding agreement of the Company, the General Partner and the Operating Partnership, enforceable against each of the Company, the General Partner and the Operating Partnership in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by federal or state securities law or principles of public policy (the “Enforceability Exceptions”), and (ii) the Declaration of Trust of the General Partner (as amended, the “Declaration of Trust”) is in full force and effect.  The General Partner is the sole general partner of the Operating Partnership.

(g)                                  (i) The authorized stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (ii) the Company has the authorized stock as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s stock.

(h)                                 The shares of Common Stock outstanding prior to the sale of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(i)                                     Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to

Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(j)                                    All of the issued and outstanding common units of limited partnership interest in the Operating Partnership (the “OP Units”) have been duly authorized, validly issued, fully paid and non-assessable, and none of the OP Units have been issued in violation of any preemptive or other similar rights and the OP Units conform to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.  On the Closing Date, after giving effect to the sale of the Shares by the Selling Shareholder, the aggregate percentage interests of the Company and the limited partners in the Operating Partnership will be as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Summary—Our Structure”.  Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, OP Units or other ownership interests of the Operating Partnership.

(k)                                 All the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company (each, a “Subsidiary,” and together, the “Subsidiaries”) other than the Operating Partnership have been duly authorized, validly issued, fully paid and non-assessable, except as otherwise disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus; except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all outstanding shares of capital stock or other ownership interests of the Subsidiaries other than the Operating Partnership are owned by the Company either directly or through the Subsidiaries that are wholly owned by the Operating Partnership, free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind, except for pledges by the Company or the Subsidiaries as security for the obligations under the Company’s revolving credit facility. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any of the Subsidiaries other than the Operating Partnership.

(l)                                     Except pursuant to the terms of the indebtedness described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders and (ii) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other of the Subsidiaries.

(m)                             None of the Company or any of the Subsidiaries is (i) in violation of its charter or by-laws (or similar organization documents), (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any obligation, term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation in any respect of any Applicable Law (as defined below) or order or decree of any Governmental Authority (as defined below) to which it or its property or assets are subject; except for any default or violation under clauses (ii) and (iii) that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)                                 Other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the entering into, execution, delivery and performance by each of the Company, the Operating Partnership and the General Partner of this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Company Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or such Subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or such Subsidiary is a party or by which the Company or such Subsidiary is bound or to which any of the property or assets of the Company or such Subsidiary is subject, (ii) result in the violation of any provisions of the charter or by-laws (or similar organization documents) of the Company or such Subsidiary or (iii) result in the violation of, or in the creation or imposition of any lien, charge or encumbrances upon any property or assets of the Company or such Subsidiary pursuant to any Applicable Law or any judgment, order or decree of any Governmental Authority having jurisdiction over the Company or such Subsidiary or any of their properties or assets, except in the case of clauses (i) and (iii) above, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)                                 No consent, approval, authorization or order of, or filing or registration with, any such Governmental Authority under any such Applicable Law, judgment, order or decree is required for the execution, delivery and  performance by the Company, the Operating Partnership and the General Partner of this Agreement and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, filings, orders, registrations or qualifications (A) which shall have been obtained or made prior to the Closing Date or (B) the failure of which to be obtained or made could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

“Applicable Law” means all laws, statutes, rules, regulations and orders of, and legally binding interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority applicable to the Company or any Subsidiary or any of their properties, assets or operations.

“Governmental Authority” means any of (A) the government of the United States of America or any State or other political subdivision thereof, (B) any government or political subdivision of any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which properly asserts jurisdiction over any properties of the Company or any Subsidiary, (C) any entity properly exercising executive, legislative, judicial, regulatory or administrative functions of any such government, (D) the NASDAQ Global Select Market (the “NASDAQ”) and (E) the Financial Industry Regulatory Authority, Inc. (“FINRA”).

“Company Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(p)                                 None of the Company or any of the Subsidiaries has sustained since December 31, 2014, any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company (other than as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or other), operations, business, properties or results of operations of the Company and the Subsidiaries, taken as a whole, and, except as disclosed in or contemplated by the Time of Sale Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(q)                                 Other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal or administrative proceedings pending by or before any person to which any of the Company or the Subsidiaries is a party or of which any business, property or assets of the Company or any of the Subsidiaries is the subject, or, to the knowledge of the Company, after due inquiry, by which any business property or assets of the Company or any of the Subsidiaries would reasonably expect to be affected, which, (i) if determined adversely to the Company or any of the Subsidiaries, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (ii) would reasonably be expected to question the validity or enforceability of this Agreement or any action taken or to be taken pursuant thereto; and to the knowledge of the Company, no such proceedings are threatened or contemplated.

(r)                                    None of the Company or any of the Subsidiaries is, or, after giving effect to the transactions contemplated by this Agreement as described in the Prospectus, will be, required to be registered as an “investment company” or a company “controlled by” an investment company within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(s)                                   The Company and the Subsidiaries (i) are in compliance with any and all Environmental Laws, (ii) have received all Environmental Permits and (iii) are in compliance with all terms and conditions of any such Environmental Permits, except where such noncompliance with Environmental Laws, failure to receive Environmental Permits or failure to comply with the terms and conditions of such Environmental Permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)                                    There are no written notices of potential liability or written notices of noncompliance that have been received by the Company or any of the Subsidiaries, nor are any claims pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of their properties (including the Properties (as defined below)), in each case alleging a violation under or liability under Environmental Laws, which could, individually or in the aggregate, reasonably be expected to have Material Adverse Effect.

(u)                                 Other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) there is not and has not been any presence, storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of Hazardous Materials (as defined below) by the Company and the Subsidiaries, or any predecessor entity for whose acts or omissions the Company and the Subsidiaries is or may be liable from, in, on, at, under, about or upon any property now or, during the period of ownership, lease or operation by the Company and the Subsidiaries, previously owned, leased or operated by the Company or any of the Subsidiaries, or upon any other property, in violation of any Environmental Law or which would, under any Environmental Law, give rise to any liability of the Company or any of the Subsidiaries; and (ii) there is not and has not been any presence, disposal, discharge, emission or other release of any kind onto such property of any Hazardous Materials with respect to which the Company has knowledge.

“Environmental Laws” means all applicable foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, Environmental Permits (as defined below) of, and legally-binding agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters (including, without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act and the Emergency Planning and Community Right-to-Know Act).

“Environmental Permits” means all permits, licenses, registrations, consents, approvals and other authorizations of any Governmental Authority which are required with respect to any of the facilities of the Company or any of the Subsidiaries for operations under any applicable Environmental Laws.

“Hazardous Materials” means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, polychlorinated biphenyls and radon gas; (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar meaning and effect, under any applicable Environmental Law; and (iii) any other chemical, material or substance, the release of which is prohibited, limited or regulated by any Environmental Law.

(v)                                 Except for (i) the Registration Rights Agreement dated as of January 24, 2013, among the Company, the General Partner, the Operating Partnership, the Selling Shareholder and Data Centers South Holdings LLC, a Delaware limited liability company, and (ii) the Registration

Rights Agreement, dated as of July 1, 2015, among the Operating Partnership, CyrusOne Finance Corp., a Maryland corporation, the guarantors party thereto, and Barclays Capital Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC, acting severally on behalf of themselves and the other initial purchasers party thereto, and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or any of the Subsidiaries and any person granting such person the right to require the Company or any of the Subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of the Subsidiaries or to require the Company or any of the Subsidiaries to include such securities with the Shares registered pursuant to the Registration Statement.

(w)                               None of the Company, any of its Subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any, direct or indirect, unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(x)                                 The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(y)                                 (i)  The Company represents that neither the Company nor any of the Subsidiaries (collectively, the “Entity”) nor, to the knowledge of the

Company, any director or officer of the Entity, nor any agent, employee or affiliate of the Entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)                               the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (collectively, “Sanctions”); or

(B)                               located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii)  The Entity represents and covenants that it will not use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(A)                               to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)                               in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(z)                                  (i) The Company or a Subsidiary has fee simple title to or leasehold or subleasehold interests in the real property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (each a “Property” and collectively, the “Properties”), in each case, free and clear of all mortgages, liens, security interests, claims, restrictions, encumbrances or defects, other than those that (A) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (B) could not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made or proposed to be made of any Property by the Company or any Subsidiary as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (ii) neither the Company nor any of the Subsidiaries owns any material real property other than the Properties; (iii) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (A) each lease or sublease relating to a Property under which the Company or any of the Subsidiaries is the tenant or subtenant material to the business of the Company and the Subsidiaries, considered as one enterprise, is in full force and effect, (B) neither the Company nor any of the Subsidiaries has received any written notice of any event which, with or without the passage of time or the giving of notice, or both, would constitute a material default under any such lease or sublease and (C) the Company has no knowledge of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any such leases or subleases, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease; and (iv) to the knowledge of the Company, no lessee of any of the Properties is in default under any of the leases governing the Properties and the Company has no knowledge of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a material default under any such lease.

(aa)                          The Company has no knowledge of any violation of any municipal, state or federal law, rule or regulation concerning any Property and, to the knowledge of the Company, each of the Properties complies with all applicable laws, ordinances and regulations (including without limitation, building and zoning codes and laws relating to access to the Properties) and deed restrictions or other covenants, except in each case (A) as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (B) for any such violations or such other failures to comply as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)                          Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries (A) has received from any Governmental Authority any written notice of any proposed condemnation of, or zoning change affecting, the Properties or (B) knows of any such condemnation or zoning change which is threatened and, in the case of clauses (A) and (B), which, if consummated, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)                            Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the mortgages encumbering the Properties are not and will not be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Company or any of the Subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Company or any of the Subsidiaries.  None of the Company or the Subsidiaries holds participating interests in such mortgages or deeds of trust.

(dd)                          To the knowledge of the Company, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property, and each Property has access to sufficient electrical power to conduct business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except in each case (A) as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (B) for such violations or failures to comply as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)                            All options and rights of first refusal to purchase all or part of any Property or any interest therein have been disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.  There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company or the Operating Partnership of interests in assets or real property that is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that is not already so described.

(ff)                              Neither the Company nor any of the Subsidiaries has sent or received any written notice regarding termination of, or the election of a tenant not to renew, any of the contracts or agreements with any of the top 20 tenants (based on contractual base rent for the quarter ended September 30, 2015 multiplied by four) of the Company, and, no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the knowledge of the Company, any other party to any such contract or agreement, except where the termination or non-renewal of such contracts or agreements could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)                            The Company and each of the Subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, other than any such claims which, if determined adversely to the Company or any such Subsidiary, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(hh)                          Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and each of the Subsidiaries has insurance or adequate reserves covering its respective properties, operations, personnel and businesses, which insurance or adequate reserves are in amounts as are adequate to protect the Company and the Subsidiaries and their businesses.

(ii)                                  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and each of the Subsidiaries carries or is entitled to the benefits of title insurance on the fee interests with respect to each Property with financially sound and reputable insurers, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

(jj)                                No labor dispute with the employees of the Company or any of the Subsidiaries exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is threatened or imminent that, in each case, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk)                          Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and each of the Subsidiaries possesses all licenses, authorizations and permits issued by, and has made all declarations and filings with, all appropriate Governmental Authorities which are necessary for the ownership of its respective properties or the conduct of its respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and neither the Company nor any of the Subsidiaries has received notification of any revocation or modification of any such material license, authorization or permit.

(ll)                                  Deloitte & Touche LLP, who have certified certain financial statements of the Company and the Subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(mm)                  RSM US LLP, who have certified certain financial statements of Cervalis Holdings LLC, a Delaware limited liability company (“Cervalis”), and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(nn)                          Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the historical financial statements of the Company and its consolidated subsidiaries (including the related notes)

and Cervalis and its consolidated subsidiaries (including the related notes) (collectively, the “Financial Statements”), incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods covered thereby, and fairly present in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, in each case in accordance with GAAP, except as noted in the Financial Statements, and (ii) the other financial, accounting and statistical information and data related to the entities purported to be covered by the Financial Statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information purported to be shown thereby at the respective dates and for the respective periods to which they apply, and except as disclosed therein, have been prepared on a basis consistent with the Financial Statements and the books and records of the entities as to which such information is shown.

(oo)                          The unaudited pro forma condensed consolidated financial statements and the related notes thereto incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance in all material respects with the applicable requirements of Regulation S-X under the Securities Act and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, and the related adjustments used therein give appropriate effect to the transactions and circumstances referred to therein and the pro forma columns therein reflect the proper application of these adjustments to the corresponding historical financial statement amounts.

(pp)                          Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and a system of accounting controls that provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s authorization, (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(qq)                          The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(rr)                                Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and the Subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company and the Subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ss)                              The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing provisions thereof that are then in effect and with which the Company is required to comply as of the date hereof.

(tt)                                None of the Company or any of the Subsidiaries is in default, and no waiver of default is currently in effect, in the payment of the principal of or interest on any material indebtedness of the Company or any of the Subsidiaries and no event or condition exists with respect to any indebtedness of the Company or any of the Subsidiaries that would permit (or that with notice, lapse of time or both, would permit) any person to cause such indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(uu)                          Commencing with its taxable year ended December 31, 2013, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.  All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus are true, complete and correct summaries of the legal or tax matters described therein in all materials respects.

(vv)                          Each of the Company and each of the Subsidiaries has timely filed all federal, state, local and foreign income and other tax returns and notices required to be filed by Applicable Law, except where the failure to file such tax returns could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all such tax returns were in all material respects true, correct and complete.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no audit, administrative proceedings or court proceedings are presently pending with regard to any material potential federal, state, local or foreign tax of any nature, and the Company has no knowledge of any tax deficiencies which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Company and each of the Subsidiaries has paid (within the time and in the manner prescribed by law) all federal, state and local taxes of any nature which are due (whether or not shown on any tax returns), in each case except for those not yet delinquent, those being contested in good faith by appropriate proceedings diligently conducted for which the Company and/or each of the Subsidiaries has established on its books and records adequate reserves to pay all outstanding tax liabilities in accordance with GAAP and where the failure to pay such taxes could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  None of the Company or any of the Subsidiaries has requested any extension of time within which to file any material tax return, which return has not since been filed within the time period permitted by such extension, except for where the failure to file such return within the time period permitted by such extension could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The amounts currently set up as provisions for taxes or otherwise by the Company and the Subsidiaries on their books and records are reasonably expected to be sufficient for the payment of all their unpaid federal, state and local taxes accrued through the dates as of which they speak, and for which each of the Company and each of the Subsidiaries may be liable in their own right, or as a transferee of, or as successor to any other corporation, association, partnership, joint venture or other entity.

(ww)                      Each of the Company, the General Partner and the Operating Partnership is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except for noncompliance that could not reasonably be expected to result in a Material Adverse Effect.  Except as could not reasonably be expected to result in a Material Adverse Effect, no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either the Company, the General Partner or the Operating Partnership would have any material liability.  Except as could not reasonably be expected to result in a Material Adverse Effect, neither the Company, the General Partner nor the Operating Partnership has incurred or expects to incur material liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan.”

(xx)                          Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock and the Operating Partnership has not sold, issued or distributed any OP Units during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(yy)                          The Shares have been approved for listing on the NASDAQ.

2.             Representations and Warranties of the Selling Shareholder.  The Selling Shareholder represents and warrants to and agrees with the Underwriter that:

(a)       This Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

(b)       The entering into, execution, delivery and performance by the Selling Shareholder of this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Selling Shareholder Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder or one of its subsidiaries is a party or by which the Selling Shareholder or one of its subsidiaries is bound or to which any of the property or assets of the Selling Shareholder or one of its subsidiaries is subject, (ii) result in the violation of any provisions of the certificate of formation or the limited liability company operating agreement (or similar organization documents) of the Selling Shareholder or one of its subsidiaries or (iii) result in the violation of, or in the creation or imposition of any lien, charge or encumbrances upon any property or assets of the Selling Shareholder or one of its subsidiaries (including the Shares) pursuant to any applicable law or any judgment, order or decree of any governmental authority having jurisdiction over the Selling Shareholder or one of its subsidiaries or any of their properties or assets, except in the case of clauses (i) and (iii) above as could not reasonably be expected to impair in any material respect the ability of the Selling Shareholder to sell the Shares hereunder.

“Selling Shareholder Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Selling Shareholder or any of its subsidiaries.

(c)       No consent, approval, authorization or order of, or filing or registration with, any governmental authority under any applicable law, judgment, order or decree is required for the execution, delivery and  performance by the Selling Shareholder of this Agreement and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, filings, orders, registrations or qualifications (A) which shall have been obtained or made prior to the Closing Date or (B) the failure of which to be obtained or made could not reasonably be expected to impair in any material respect the ability of the Selling Shareholder to sell the Shares hereunder.

(d)       The Selling Shareholder has, and on the Closing Date will have, valid title to the Shares to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold or a security entitlement in respect of such Shares.

(e)       Upon payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to the securities account of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(f)        The Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries that is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(g)       (i) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of the sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(g) are limited solely to the information relating to the Selling Shareholder furnished to the Company by the Selling Shareholder for use in connection with the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto; it being understood and agreed that the only such information furnished to the Company by the Selling Shareholder consists of the information relating to the Selling Shareholder under the caption “Participating Holders” in the Registration Statement and under the caption “Selling Shareholder” in the Time of Sale Prospectus and Prospectus (the “Selling Shareholder Information”).

3.       Agreements to Sell and Purchase.  The Selling Shareholder hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Selling Shareholder 1,350,000 Shares at $35.295 a share (the “Purchase Price”).

4.       Terms of Public Offering.  The Company and the Selling Shareholder are advised by you that the Underwriter proposes to make a public offering of the Shares as soon after the

Registration Statement and this Agreement have become effective as in your judgment is advisable.

5.       Payment and Delivery.  Payment for the Shares shall be made to the Selling Shareholder in federal or other funds immediately available in New York City against delivery of such Shares for the respective account of the Underwriter at 10:00 a.m., New York City time, on December 14, 2015, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date.  The Shares shall be delivered to you on the Closing Date, for the respective account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor.

6.       Conditions to the Underwriter’s Obligations.  The obligations of the Underwriter to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

(a)                                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)        there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)     there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                                 The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company on its own behalf and as General Partner of the Operating Partnership, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company, the General Partner and the Operating Partnership contained in this Agreement that are qualified by materiality are true and correct as of the Closing Date and those not so qualified are true and correct in all material respects as of the Closing Date and that the Company, the General Partner and the Operating Partnership have complied in all material respects with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before the Closing Date.  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The Underwriter shall have received on the Closing Date an opinion and 10b-5 letter of Cravath, Swaine & Moore LLP, outside counsel for the Company and the Selling Shareholder, dated the Closing Date, with respect to the matters identified in Exhibit A hereto.

(d)                                 The Underwriter shall have received on the Closing Date an opinion of Latham & Watkins LLP, counsel for the Underwriter, dated the Closing Date, covering such matters as the Underwriter may reasonably request.

(e)                                  The Underwriter shall have received on the Closing Date an opinion of Venable LLP, Maryland counsel to the Company, dated the Closing Date, with respect to the matters identified in Exhibit B hereto.

(f)                                   The Underwriter shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Company, dated the Closing Date, with respect to the matters identified in Exhibit C hereto.

(g)                                  The Underwriter shall have received on the Closing Date a certificate of the General Counsel of the Company, dated the Closing Date, with respect to the matters identified in Exhibit D hereto.

(h)                                 The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriter, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and the Subsidiaries and certain financial information with respect to the Company and the Subsidiaries contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i)                                     The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriter, from RSM US LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’

“comfort letters” to underwriters with respect to the financial statements of Cervalis and its subsidiaries and certain financial information with respect to Cervalis and its subsidiaries contained in the Registration Statements, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j)                                    On the Closing Date, the Shares shall have been approved for listing on the NASDAQ.

7.        Covenants of the Company.  The Company covenants with the Underwriter as follows:

(a)                                 To furnish to you, without charge, a signed copy of the Registration Statement (without exhibits thereto) and deliver to the Underwriter during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                                 Before amending or supplementing the Registration Statement during the period mentioned in Section 7(e) or 7(f) below, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                                  To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object, in each case with respect to the Shares being sold hereunder.

(d)                                 Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder, but for the action of the Company.

(e)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that, as applicable, the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                                   If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                  To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)                                 To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

8.        Covenants of the Selling Shareholder.  The Selling Shareholder will deliver to the Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

9.        Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated (other than a termination by the Underwriter where all of the conditions set forth in Section 6 hereof have been satisfied; provided that foregoing limitation shall not apply to any termination by the Underwriter pursuant to Section 13 hereof and that under no circumstances shall the Underwriter be required to reimburse the Company for any of the Company’s costs or expenses), the Company and the Selling Shareholder agree to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter (in an amount not to exceed $10,000) incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholder hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 14 below, the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholder may otherwise have for the allocation of such expenses among themselves.

10.    Covenants of the Underwriter.  The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11.    Indemnity and Contribution.  (a) Each of the Company, the General Partner and the Operating Partnership, jointly and severally, agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by the Underwriter through you expressly for use therein.

(b)   The Selling Shareholder agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act to the same extent as the foregoing indemnity from the Company, the General Partner and the Operating Partnership to the Underwriter set forth in Section 11(a) above, but only with reference to the Selling Shareholder Information.

(c)   The Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the General Partner, the Operating Partnership, their respective directors and officers, each person, if any, who controls the Company, the General Partner or the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of the Company, the General Partner and the Operating Partnership

within the meaning of Rule 405 under the Securities Act and the Selling Shareholder, and each person, if any, who controls the Selling Shareholder within the meaning of either Section 15 or Section 20 of the Exchange Act, and each affiliate of the Selling Shareholder within the meaning of Rule 405 under the Securities Act, to the same extent as the foregoing indemnity from the Company, the General Partner and the Operating Partnership to the Underwriter set forth in Section 11(a) above, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(d)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including different defenses.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Underwriter, in the case of parties indemnified pursuant to Section 11(a) or 11(b), by the Company, the General Partner and the Operating Partnership, in the case of parties indemnified pursuant to Section 11(c).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)   To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the General Partner, the Operating Partnership and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the Company, the General Partner, the Operating Partnership and the Selling Shareholder, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the General Partner, the Operating Partnership and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the Total Proceeds (as defined below) received by the Selling Shareholder from the sale of the Shares to the Underwriter, and the Total Underwriting Discount (as defined below) received by the Underwriter, bear to the Total Public Sale Price (as defined below) of the Shares.  The relative fault of the Company, the General Partner, the Operating Partnership and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the General Partner, the Operating Partnership, the Selling Shareholder or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  As used in this paragraph, “Total Proceeds” mean the total purchase price for the Shares paid to the Selling Shareholder by the Underwriter pursuant to this Agreement; “Total Public Sale Price” means the total sales price received by the Underwriter from the initial sale of the Shares to investors in the offering contemplated by this Agreement; and “Total Underwriting Discount” means the amount obtained by subtracting (i) the Total Proceeds from (ii) the Total Public Sale Price.

(f)    The Company, the General Partner, the Operating Partnership, the Selling Shareholder and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 11, the Underwriter shall not be required to contribute any amount in excess of the amount by which the Total Underwriting Discount exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)   The liability of the Selling Shareholder under the Selling Shareholder’s representations and warranties contained in Section 2 hereof and under the indemnity and contribution agreements contained in this Section 11 shall be limited to an amount equal to the Total Proceeds, but before expenses, to the Selling Shareholder from the sale of Shares sold by the Selling Shareholder hereunder.  The Company, the General Partner, the Operating Partnership and the Selling Shareholder may agree, as among themselves and without limiting the rights of the Underwriter under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

(h)   The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company, the General Partner, the Operating Partnership and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder, or by or on behalf of the Company, its officers or directors, the General Partner, the Operating Partnership or any person controlling the Company, the General Partner and the Operating Partnership and (iii) acceptance of and payment for any of the Shares.

12.      [Intentionally Omitted].

13.      Termination.  The Underwriter may terminate this Agreement by notice to the Company and the Selling Shareholder, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or the NASDAQ Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

14.      Effectiveness.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company, General Partner, Operating Partnership or the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company, General Partner, Operating Partnership or the Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company and the Selling Shareholder will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

15.      Research Analyst Independence. Each of the Company, the General Partner, the Operating Partnership and the Selling Shareholder acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. Each of the Company, the General Partner, the Operating Partnership and the Selling Shareholder acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

16.      Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, the General Partner, the Operating Partnership, the Selling Shareholder and the Underwriter with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)   Each of the Company, the General Partner, the Operating Partnership and the Selling Shareholder acknowledges that in connection with the offering of the Shares: (i) the Underwriter have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the General Partner, the Operating Partnership, the Selling Shareholder or any other person, (ii) the Underwriter owes the Company, the General Partner, the Operating Partnership and the Selling Shareholder only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriter may have interests that differ from those of the Company, the General Partner, the Operating Partnership and the Selling Shareholder.  Each of the Company, the General Partner, the Operating Partnership and the Selling Shareholder waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

17.      Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18.      Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or of any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.

19.      Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20.      Trial by Jury.  Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the General Partner (on its behalf and, to the extent permitted by applicable law, on behalf of its sole trustee and affiliates), the Operating Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its limited partners and affiliates), the Selling Shareholder (on its behalf and, to the extent permitted by applicable law, on behalf of its sole member and affiliates) and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.      Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter shall be delivered, mailed or sent to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, (fax no.: (646) 291-1469) Attention: General Counsel; if to the Company, the General Partner or the Operating Partnership shall be delivered, mailed or sent to CyrusOne Inc., 1649 West Frankford Road, Carrollton, Texas 75007, Attention: Robert M. Jackson, Esq., with a copy to Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York, 10019, Attention: William V. Fogg, Esq.; and if to the Selling Shareholder shall be delivered, mailed or sent to Data Center Investments Holdco LLC, c/o Cincinnati Bell Inc., 221 East Fourth Street Cincinnati, Ohio 45202, Attention Christopher Wilson, Esq., with a copy to Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York, 10019, Attention: William V. Fogg, Esq.

(Remainder of Page Intentionally Left Blank)

Very truly yours,

CyrusOne Inc.

By:	/s/ Gregory Andrews
Name: Gregory Andrews
Title: CFO

CyrusOne GP

By:	CyrusOne Inc., as the sole trustee

By:	/s/ Gregory Andrews
Name: Gregory Andrews
Title: CFO

CyrusOne LP

By:	CyrusOne GP, as the sole general partner

By:	CyrusOne Inc., as the sole trustee

By:	/s/ Gregory Andrews
Name: Gregory Andrews
Title: CFO

[Underwriting Agreement]

Data Center Investments Holdco LLC

By:	Data Center Investments Inc., as its sole member

By:	/s/ Christopher J. Wilson
Name: Christopher J. Wilson
Title: Vice President, General Counsel & Secretary

[Underwriting Agreement]

Accepted as of the date hereof

By:	Citigroup Global Markets Inc.

By:	/s/ Gordon Kroft
Name: Gordon Kroft
Title: Managing Director

[Underwriting Agreement]

SCHEDULE I

Time of Sale Prospectus

1.                                      Preliminary Prospectus issued December 8, 2015

2.                                      Free Writing Prospectus filed: none

3.                                      Price per share: With respect to each investor, the price paid by such investor

4.                                      Shares offered: 1,350,000 shares

II-1

SCHEDULE II

SIGNIFICANT SUBSIDIARIES

CyrusOne LP (Maryland)

CyrusOne LLC (Delaware)

Cervalis Holdings LLC (Delaware)

II-1

EXHIBIT A

MATTERS TO BE COVERED BY CRAVATH, SWAINE AND MOORE LLP OPINION AND 10B-5 LETTER

1.     Based solely on certificates from the Secretary of State of the State of Delaware, each of CyrusOne TRS Inc., CyrusOne LLC, CyrusOne Foreign Holdings LLC and CyrusOne Government Services LLC is a corporation or a limited liability company validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Specified Disclosure Package and the Prospectus.

2.     Based solely on certificates from the Secretary of State of the State of Delaware, Data Center Investments Holdco LLC is a limited liability company validly existing and in good standing under the laws of the State of Delaware with limited liability company power and authority to execute and deliver the Underwriting Agreement and to assign, transfer and deliver the Shares to be sold by the Selling Shareholder under the Underwriting Agreement.

3.     No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York State or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority is required to be made or obtained by the Company, the General Partner, the Operating Partnership or the Selling Shareholder for the execution and delivery of the Underwriting Agreement, the consummation of the transactions contemplated by the Underwriting Agreement, and the performance by the Company, the General Partner, the Operating Partnership and the Selling Shareholder of their respective obligations under the Underwriting Agreement, other than (i) those that have been obtained or made, (ii) those that may be required under the Securities Act in connection with the use of a “free writing prospectus,” (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters or (iv) those as to which the failure to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.     The execution and delivery of the Underwriting Agreement, the consummation of the transactions contemplated by the Underwriting Agreement and the performance by the Company, the General Partner and the Operating Partnership of their respective obligations under the Underwriting Agreement, (i) do not result in a breach of or constitute a default under the express terms and conditions of any CyrusOne Specified Agreement, (ii) will not violate any law, rule or regulation of the United States of America, the State of New York or the General Corporation Law of the State of Delaware applicable to the Company, the General Partner or the Operating Partnership, except, in the case of clause (ii), such violations that, individually or in the aggregate, would not have a Material Adverse Effect. Our opinion in clause (i) of the preceding sentence relating to the CyrusOne Specified Agreements does not extend to compliance with any financial ratio or limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency).

5.     The execution and delivery of the Underwriting Agreement, the consummation of the transactions contemplated by the Underwriting Agreement and the performance by the Selling Shareholder of its obligations under the Underwriting Agreement, (i) do not result in a breach of or constitute a default under the express terms and conditions of any Selling Shareholder Specified Agreement, (ii) do not violate any provisions of the Certificate of Formation or the Limited Liability Company Agreement of the Selling Shareholder and (iii) will not violate any law, rule or regulation of the United States of America, the State of New York or the General Corporation Law of the State of Delaware applicable the Selling Shareholder, except, in the case of clause (iii), such violations that would not reasonably be expected to impair in any material respect the ability of the Selling Shareholder to sell the Shares under the Underwriting Agreement. Our opinion in clause (i) of the preceding sentence relating to the Selling Shareholder Specified Agreements does not extend to compliance with any financial ratio or limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency).

6.   Based solely on the certificate dated the date hereof, from an officer of the Company, attached as Exhibit A hereto, the Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

7.     The Registration Statement became effective under the Securities Act on April 4, 2014, and thereupon the offering of the Shares as contemplated by the Prospectus became registered under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

8.     The Shares have been duly authorized for listing on the NASDAQ Global Select Market.

9.     Assuming that (i) the Depository Trust Company (the “DTC”) is a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code in effect in the State of New York (the “UCC”) and the State of New York is the “securities intermediary’s jurisdiction” of the DTC for purposes of Section 8-110 of the UCC, (ii) the Underwriter acquires the interest in the Shares purchased by the Underwriter without “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC), (iii) the Shares are “delivered” (within the meaning of Section 8-301 of the UCC) to the DTC on the date hereof, (iv) the Underwriter purchases the interest in the Shares acquired by the Underwriter by making payment therefor, as provided for in the Underwriting Agreement, and (v) the interest in the Shares has been credited by book entry to one or more “securities accounts” (as defined in Section 8-501(a) of the UCC) of the Underwriter maintained with the DTC, the Underwriter will have acquired a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of the Shares purchased by the Underwriter, and no action based on an “adverse claim” (as defined in Section 8-102(a)(1) of the UCC) may be asserted against the Underwriter with respect to such security entitlements, in each case to the extent governed by the UCC.  The foregoing opinion is limited to Article 8 of the UCC and does not address (i) laws of jurisdictions other than New York, or laws of New York except for Article 8, (ii) what law governs interests in such security entitlements or (iii) the effect, if any, of laws of jurisdictions other than New York on interests in such security entitlements.

In addition to furnishing the opinions set forth above, such counsel shall also deliver a letter stating that, subject to certain limitations and qualifications and on the basis of information gained in the course of the performance of the services rendered, the Registration Statement, at the time it initially became effective, and the Prospectus, as of the date of such letter, appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder, except that such counsel does not express any view as to the financial statements and other information of an accounting or financial nature included therein.  Furthermore, such counsel shall also advise you that such counsel’s work in connection with this matter did not disclose any information that gave such counsel reason to believe that: (i) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or at the date hereof, included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Specified Disclosure Package, considered together as of [ • ] [am][pm] (New York Time) on [ • ], 2015 (the “Applicable Time”), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, such counsel does not express any view as to the financial statements and other information of an accounting or financial nature included therein.

EXHIBIT B

MATTERS TO BE COVERED BY VENABLE LLP OPINION

1.             The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT, and the Company has all necessary corporate power to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Summary,” “Risk Factors” and “Use of Proceeds” and in the 10-K under the captions “Item 1. Business” and “Item 1A. Risk Factors” (collectively, the “Business Captions”) and to enter into and perform its obligations under the Underwriting Agreement.

2.             CyrusOne Finance is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

3.             The General Partner is a statutory trust duly formed and validly existing under the laws of the State of Maryland and is in good standing with the SDAT, and the General Partner has all necessary trust power to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the 10-K under the Business Captions and to enter into and perform its obligations under the Underwriting Agreement.

4.             The Operating Partnership is a limited partnership duly formed and validly existing under the laws of the State of Maryland and is in good standing with the SDAT, and the Operating Partnership has all necessary limited partnership power to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the 10-K under the Business Captions and to enter into and perform its obligations under the Underwriting Agreement.

5.             The number of shares of authorized stock of the Company is as set forth under the caption “Description of Securities” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  The Outstanding Shares are validly issued, fully paid and nonassessable, and none of the Outstanding Shares were issued in violation of any preemptive or other similar rights of any security holder of the Company arising under the Maryland General Corporation Law (the “MGCL”) or the Charter or the Bylaws.

6.             Based solely on the Officer’s Certificate and any facts otherwise known to us, the Company has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or subscribe for, any shares of stock or other securities of the Company, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except for awards issued under the Incentive Plans.  No holder of shares of Common Stock has any preemptive or other similar rights arising under the MGCL or the Charter or the Bylaws.

7.             The Shares are validly issued, fully paid and nonassessable, and no holder of the Shares is or will be subject to personal liability solely by reason of being such a holder.

8.             The Form Certificate complies in all material respects with the requirements of the MGCL and the Charter and the Bylaws.  The Shares conform as to legal matters in all material respects to the description thereof set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Description of Securities.”

9.             The execution and delivery by each of the Company, the General Partner and the Operating Partnership of, and the performance by each of the Company, the General Partner and the Operating Partnership of its respective obligations under, the Underwriting Agreement have been duly authorized by all necessary corporate, trust and limited partnership action on the part of the Company, the General Partner and the Operating Partnership, respectively, and each of the Company, the General Partner and the Operating Partnership has duly executed and delivered the Underwriting Agreement.

10.          The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated by the Underwriting Agreement, do not on the date hereof: (a) conflict with the provisions of the Charter or the Bylaws; (b) other than the securities statutes, rules and regulations of the State of Maryland, as to which we express no opinion, violate any Maryland statute, rule or regulation applicable to the Company; or (c) require any consents, approvals or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any Maryland statute, rule or regulation applicable to the Company that have not been obtained or made, except as may be required in connection with the securities statutes, rules or regulations of the State of Maryland, as to which we express no opinion.

11.          The execution and delivery by the General Partner of the Underwriting Agreement and the consummation by the General Partner of the transactions contemplated by the Underwriting Agreement, do not on the date hereof: (a) conflict with the provisions of the Declaration of Trust; (b) other than the securities statutes, rules and regulations of the State of Maryland, as to which we express no opinion, violate any Maryland statute, rule or regulation applicable to the General Partner; or (c) require any consents, approvals or authorizations to be obtained by the General Partner from, or any registrations, declarations or filings to be made by the General Partner with, any governmental authority under any Maryland statute, rule or regulation applicable to the General Partner that have not been obtained or made, except as may be required in connection with the securities statutes, rules or regulations of the State of Maryland, as to which we express no opinion.

12.          The execution and delivery by the Operating Partnership of the Underwriting Agreement and the consummation by the Operating Partnership of the transactions contemplated by the Underwriting Agreement, do not on the date hereof: (a) violate the provisions of the Partnership Agreement; (b) other than the securities statutes, rules and regulations of the State of Maryland, as to which we express no opinion, violate any Maryland statute, rule or regulation applicable to the Operating Partnership; or (c) require any consents, approvals or authorizations to be obtained by the Operating Partnership from, or any registrations, declarations or filings to be made by the Operating Partnership with, any governmental authority under any Maryland statute, rule or regulation applicable to the Operating Partnership that have not been obtained or made, except as may be required in connection with the securities statutes, rules or regulations of the State of Maryland, as to which we express no opinion.

13.          The execution and delivery by each of the Company and the General Partner of, and the performance by each of the Company and the General Partner of its respective obligations under, the Partnership Agreement have been duly authorized by all necessary corporate and trust action on the part of the Company and the General Partner, respectively, and each of the Company and the General Partner has duly executed and delivered the Partnership Agreement, and the Partnership Agreement constitutes a valid and binding agreement of the Company and the General Partner, enforceable against the Company and the General Partner in accordance with its terms.

14.          The information in (a) the 10-K under the caption “Risk Factors—Risks Related to our Organizational Structure,” and (b) the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Description of Securities,” “Description of the Partnership Agreement of CyrusOne LP” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” and in Part II of the Registration Statement under the caption “Item 15.  Indemnification of Directors and Officers,” in each case insofar as it constitutes summaries of Maryland law, the Charter, the Bylaws or the Partnership Agreement, or legal conclusions related thereto, has been reviewed by us and is correct in all material respects.

EXHIBIT C

MATTERS TO BE ADDRESSED IN TAX OPINION OF

SKADDEN, ARPS, SLATE, MEAGHER & FLOM

1.     Commencing with its taxable year ended on December 31, 2013, CyrusOne has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

2.     Although the discussion set forth in the Prospectus under the heading “U.S. Federal Income Tax Considerations,” as supplemented by the discussion set forth in the Prospectus under the heading “Supplement to U.S. Federal Income Tax Considerations,” does not purport to discuss all possible U.S. Federal income tax consequences of the ownership and disposition of shares of Common Stock, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material U.S. Federal income tax consequences of the ownership and disposition of shares of Common Stock, subject to the qualifications set forth therein.  The U.S. Federal income tax consequences of the ownership and disposition of shares of Common Stock by a holder will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “U.S. Federal Income Tax Considerations” or “Supplement to U.S. Federal Income Tax Considerations” as applied to any particular holder.

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EXHIBIT D

MATTERS TO BE COVERED BY CERTIFICATE OF GENERAL COUNSEL

1.         To my knowledge, there are no legal or governmental proceedings pending to which the Company or its Subsidiaries is a party or of which any property or assets of the Company or its Subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Underwriting Agreement); and to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

2.         To my knowledge, neither the Company nor any of its Subsidiaries is a party to any agreement that would require the inclusion of any securities of the Company owned by any person or entity other than the Company (i) in the Registration Statement, other than those securities that have been included in the Registration Statement, or (ii) in the offering contemplated by the Underwriting Agreement, except as has been duly waived.

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